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                                                                    EXHIBIT 11.1




                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS





                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                      --------------------------
                                                                         1996           1995
                                                                      -----------    -----------
Income applicable to common stock:
  Net Income......................................................    $ 2,612,079    $ 1,208,538
  Less:  preferred stock dividends................................             --       (353,178)
                                                                      -----------    -----------
  Income applicable to common stock...............................    $ 2,612,079    $   855,360
                                                                      ===========    ===========
Weighted average number of common equivalents outstanding:
Primary:
  Weighted average of common shares outstanding...................     13,057,306      6,265,483
  Weighted average of dilutive common stock equivalents...........        639,945        777,163
                                                                      -----------    -----------
Weighted average number of common shares and common stock
  equivalents outstanding for primary earnings per share..........     13,697,251      7,042,646
                                                                      ===========    ===========
Fully diluted:
  Weighted average of common shares outstanding...................     13,057,306      6,265,483
  Weighted average of dilutive common stock equivalents...........        668,608      5,348,226
                                                                      -----------    -----------
Weighted average number of common shares and common stock
  equivalents outstanding for fully diluted earnings per share....     13,725,914     11,613,709
                                                                      ===========    ===========
Income per share:
  Primary.........................................................    $       .19    $       .12
                                                                      ===========    ===========
  Fully diluted...................................................    $       .19    $       .10
                                                                      ===========    ===========

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